EXHIBIT 99.1

FortuNet Provides Financial Guidance for the Fourth Quarter of 2007

LAS VEGAS , Dec. 14, 2007 (PRIME NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) today provided financial guidance for the fiscal quarter ending December 31, 2007.

For the fiscal quarter ending December 31, 2007, the Company currently expects revenue in the range of $3.6 million to $3.8 million, as compared with the revenue of $4.4 million in the fiscal quarter ended December 31, 2006. The Company attributes the decrease of revenue in the current quarter primarily to a reduction in the Company's revenue from charitable gaming. For the year ending December 31, 2007, the Company currently expects revenue in the range of $16.4 million to $16.6 million, as compared with revenue of $16.5 million for the year 2006.

For the fiscal quarter ending December 31, 2007, the Company currently expects earnings per share in the range of 6 cents to 8 cents, as compared to the 11 cents earnings per share for the fiscal quarter ended December 31, 2006. For the year ending December 31, 2007, the Company currently expects earnings per share in the range of 34 to 36 cents, as compared with earnings per share of approximately 18 cents for the year 2006.

This financial guidance is given as of the date hereof and is based on factors and circumstances known to the Company at this time. Such factors and circumstances may change, and such changes may have an impact on the Company's financial outlook.

About FortuNet, Inc.

FortuNet is a Las Vegas-based and Nevada-licensed manufacturer of multi-game server-based gaming platforms. FortuNet's gaming platforms include networks of both wireless and stationary player terminals, cashier-based point-of-sale terminals, self-service kiosks and central game file servers. FortuNet is a leader in the mobile bingo gaming device market with its fourth-generation wireless and stationary player terminals marketed under the BingoStar(r) brand name and intends to enter the emerging mobile gaming market in Nevada. Traditional casino games, such as keno, slots and poker, have been adapted to FortuNet's gaming platforms, which are planned to be marketed under its WIN-WIN(tm) MobiPlayer(tm) brand names.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as "going forward," "believes," "intends," "expects," "forecasts," "anticipate," "plan," "seek," "estimate" and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include statements regarding our current expectations of revenue and earnings per share for the fiscal quarter and year ending December 31, 2007.

Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future and the forward-looking statements contained herein, including without limitation those concerning expected operating results, revenues and earnings, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: our failure to correctly predict revenue due to inaccuracies in our assumptions, a loss of customers, a reduction in use of our products, our inability to execute on business opportunities or other reasons; our failure to correctly predict or control future expenses; unanticipated changes in the number of our common shares outstanding; and unanticipated expenses or other contingencies incurred in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our filings with the Securities and Exchange Commission, including, without limitation, our quarterly report on Form 10-Q filed on November 7, 2007, and are based on information available to us on the date hereof. Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

CONTACT:  FortuNet, Inc.
          Investor Contact:
          Jack Coronel
          (702) 796-9090
          jack@fortunet.com